EXHIBIT 10.5

NISSAN AUTO LEASE TRUST 2008-A,
NISSAN MOTOR ACCEPTANCE CORPORATION,
as Administrative Agent,
NISSAN AUTO LEASING LLC II,
as Depositor,
and
U.S. Bank National Association,
as Indenture Trustee

TRUST ADMINISTRATION AGREEMENT

Dated as of April 23, 2008

 -i-

TRUST ADMINISTRATION AGREEMENT
     This Trust Administration Agreement, dated as of April 23, 2008 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is among Nissan Auto Lease Trust 2008-A, a Delaware statutory trust (the “Issuing Entity”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), as administrative agent (in such capacity, the “Administrative Agent”), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor (the “Depositor”), and U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”).
RECITALS
     WHEREAS, the Issuing Entity was formed pursuant to a trust agreement, dated as of April 23, 2008, as amended and restated by the amended and restated trust agreement, dated as of April 23, 2008 (the “Trust Agreement”), between the Depositor and Wilmington Trust Company, as trustee (the “Owner Trustee”); and
     WHEREAS, the parties desire to enter into this agreement to provide for, among other things, the Administrative Agent’s provision of certain services to the Issuing Entity and the Owner Trustee.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1.01 Capitalized Terms; Interpretive Provisions.
     (a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of April 23, 2008, by and among the Issuing Entity, NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), NMAC, in its individual capacity, as Administrative Agent and as servicer (in such capacity, the “Servicer”), NALL II, NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), Wilmington Trust Company, as Owner Trustee and Delaware trustee (in such capacity, the “Delaware Trustee”) and U.S. Bank, as Indenture Trustee and trust agent (in such capacity, the “Trust Agent”).
     (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) the term “include” and all variations thereof shall mean “include without limitation” and (iv) the term “or” shall include “and/or”.
          Section 1.02 Duties of the Administrative Agent.
     (a) The Administrative Agent agrees to perform all its duties as Administrative Agent and the duties of the Issuing Entity and the Owner Trustee under the Related Documents. In
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addition, the Administrative Agent shall consult with the Owner Trustee regarding the duties of the Issuing Entity or the Owner Trustee under the Related Documents. The Administrative Agent shall monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under the Related Documents. The Administrative Agent shall prepare for execution by the Issuing Entity, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Related Documents. In addition, the Administrative Agent or the Depositor shall execute and deliver any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law. In furtherance of the foregoing, the Administrative Agent shall take (or, in the case of the immediately preceding sentence, cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to Sections of the Indenture):
          (i) the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);
          (ii) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);
          (iii) preparation of, obtaining of or filing of all instruments, opinions and certificates or other documents required for the release of Collateral (Section 2.08);
          (iv) the maintenance of an office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes (Section 3.02);
          (v) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);
          (vi) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);
          (vii) the obtaining and preservation of the Issuing Entity’s qualifications to do business (Section 3.04);
          (viii) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Owner Trust Estate (Section 3.05);
          (ix) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, if requested, as to the Owner Trust Estate, and the annual
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delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);
          (x) the identification to the Indenture Trustee in an Officer’s Certificate of any Person with whom the Issuing Entity has contracted to perform its duties under the Indenture (Section 3.07(b));
          (xi) the notification of the Indenture Trustee and each Rating Agency of a Servicer Default under the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2008-A SUBI Assets, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));
          (xii) the delivery of written notice to the Indenture Trustee and each Rating Agency of each Indenture Default (Section 3.11);
          (xiii) the delivery of prior written notice to each Rating Agency of the Issuing Entity ‘s consolidation or merger with or into any other Person (Section 3.15(a));
          (xiv) the delivery of prior written notice to each Rating Agency of the Issuing Entity ‘s conveyance or transfer of any of its properties or assets to any Person (Section 3.15(b));
          (xv) the preparation and obtaining of documents and instruments required for the release of the Issuing Entity from its obligations under the Indenture (Section 4.01);
          (xvi) the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);
          (xvii) the preparation and delivery of notice to the Rating Agencies of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);
          (xviii) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.08 and 6.10);
          (xix) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);
          (xx) the furnishing of certain reports with the Indenture Trustee (Section 7.03);
          (xxi) the taking of all other actions necessary with respect to the investment of funds in the Note Distribution Account (Sections 8.02 and 8.05);
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          (xxii) the preparation of an Issuing Entity Request for the release of the Owner Trust Estate (Section 8.06);
          (xxiii) the preparation of Issuing Entity Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures, and mailing notices to the Noteholders and the Swap Counterparty with respect thereto (Sections 9.01 and 9.02);
          (xxiv) the execution of new Notes conforming to any supplemental indenture (Section 9.05);
          (xxv) the duty to notify each Rating Agency of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);
          (xxvi) the preparation and delivery of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Section 11.01(a), (b));
          (xxvii) the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.01(b));
          (xxviii) the notification of each Rating Agency, upon the failure of the Issuing Entity, the Owner Trustee or the Indenture Trustee to give such notification, of any information required pursuant to Section 11.04 of the Indenture (Section 11.04); and
          (xxix) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.11).
     (b) The Administrative Agent shall:
          (i) pay the Owner Trustee from time to time reasonable compensation for all services rendered by the Owner Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation for a trustee of an express trust); and
          (ii) except as otherwise expressly provided in the Trust Agreement, reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of the Trust Agreement (including reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.
     (c) In addition to the duties set forth above in Sections 1.02(a) and (b), the Administrative Agent shall perform such calculations and shall prepare or shall cause the preparation by other appropriate Persons of, and shall execute on behalf of the Issuing Entity or the Owner Trustee, all such documents, notices, reports, filings, instruments, certificates and opinions that the Issuing Entity or the Owner Trustee is required to prepare, file or deliver pursuant to the Related Documents, and at the request of the Owner Trustee shall take all
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appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Related Documents. Subject to Section 1.06 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrative Agent shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrative Agent.
     (d) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrative Agent shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuing Entity’s payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(d) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.
     (e) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrative Agent shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.03 and 9.01(c) of the Trust Agreement with respect to notifying the Trust Certificateholders of the Payment Date on which their Trust Certificates will be repaid and Section 5.04(a) of the Trust Agreement with respect to accounting and reports to Trust Certificateholders; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the documentation necessary to enable each Trust Certificateholder to prepare its federal and state income tax returns.
     (f) The Administrative Agent shall satisfy its obligations with respect to clauses (d) and (e) above by retaining, at the expense of the Issuing Entity, payable by the Administrative Agent, Accountants acceptable to the Owner Trustee, which shall perform the obligations of the Administrative Agent thereunder.
     (g) The Administrative Agent shall perform any duties expressly required to be performed by the Administrative Agent under the Trust Agreement. The Administrative Agent shall perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A to the 2008-A Servicing Supplement in accordance with the terms and conditions thereof.
     (h) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrative Agent may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrative Agent’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.
     (i) With respect to matters that in the reasonable judgment of the Administrative Agent are non-ministerial, the Administrative Agent shall not take any action unless within a reasonable time before the taking of such action the Administrative Agent shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:
Trust Adminstration Agreement

          (i) amendment of or any supplement to the Indenture;
          (ii) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Leases);
          (iii) the amendment, change or modification of the Related Documents;
          (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrative Agents or successor Servicers, or the consent to the assignment by the Note Registrar, any Paying Agent or Indenture Trustee of its obligations under the Indenture;
          (v) the removal of the Indenture Trustee;
          (vi) the provision of copies of any amendment or supplement to the Interest Rate Swap Agreements to the Rating Agencies; and
          (vii) the notification to the Swap Counterparty of any proposed amendment or supplement to any of the Related Documents.
     Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obligated to, and shall not, (i) make any payments to the Noteholders or the Swap Counterparty under the Related Documents, (ii) sell the Owner Trust Estate pursuant to Section 5.02 of the Indenture, (iii) take any other action that the Issuing Entity directs the Administrative Agent not to take on its behalf or (iv) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.
          Section 1.03 Records. The Administrative Agent shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours.
          Section 1.04 Compensation. As compensation for the performance of the Administrative Agent’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrative Agent shall be entitled to an annual payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer which shall be solely an obligation of the Servicer.
          Section 1.05 Additional Information to be Furnished to the Issuing Entity. The Administrative Agent shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.
          Section 1.06 Independence of the Administrative Agent. For all purposes of this Agreement, the Administrative Agent shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrative Agent shall have no authority to act for or represent the
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Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.
          Section 1.07 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrative Agent and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
          Section 1.08 Other Activities of Administrative Agent. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrative Agent for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.
          Section 1.09 Term of Agreement; Resignation and Removal of Administrative Agent. This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.
     (a) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Administrative Agent may resign its duties hereunder by providing the Issuing Entity with at least 60 days’ prior written notice.
     (b) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Issuing Entity may remove the Administrative Agent without cause by providing the Administrative Agent with at least 60 days’ prior written notice.
     (c) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, at the sole option of the Issuing Entity, the Administrative Agent may be removed immediately upon written notice of termination from the Issuing Entity to the Administrative Agent if any of the following events shall occur:
          (i) the Administrative Agent shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);
          (ii) the existence of any proceeding or action, or the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Administrative Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrative Agent or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Administrative Agent and the continuance of any such action, proceeding, decree or order unstayed and, in the case of any such order or decree, in effect for a period of 90 consecutive days; or
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          (iii) the commencement by the Administrative Agent of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or the consent by the Administrative Agent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrative Agent or of any substantial part of its property or the making by the Administrative Agent of an assignment for the benefit of creditors or the failure by the Administrative Agent generally to pay its debts as such debts become due or the taking of corporate action by the Administrative Agent in furtherance of any of the foregoing.
     The Administrative Agent agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the occurrence of such event.
     (d) No resignation or removal of the Administrative Agent pursuant to this Section shall be effective until (i) a successor Administrative Agent shall have been appointed by the Issuing Entity and (ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder.
     (e) The appointment of any successor Administrative Agent shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.
     (f) Subject to Sections 1.09(d) and 1.09(e), the Administrative Agent acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrative Agent shall immediately resign and such successor Servicer shall automatically become the Administrative Agent under this Agreement; provided, however, that this paragraph shall not apply at such times as the Titling Trustee shall be the successor Servicer.
          Section 1.10 Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 1.09 or the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrative Agent shall forthwith upon such termination pursuant to the first sentence of Section 1.09 deliver to the Issuing Entity all property and documents representing or relating to the Collateral then in the custody of the Administrative Agent. In the event of the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrative Agent.
          Section 1.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: (i) if to the Issuing Entity or the Administrative Agent, at 333 Commerce Street, 10th Floor, B-10-C, Nashville, Tennessee 37201-1800 (telecopier no. (615) 725-1720), Attention: Treasurer; (ii) if to the Owner Trustee, at Wilmington Trust Company, Rodney Square
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North, 1100 N. Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration; (iii) if to the Indenture Trustee, at U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604 (telecopier no. (312) 325-8905); (iv) if to Moody’s, to Moody’s Investors Service, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (telecopier no. (212) 553-7820), Attention: ABS Monitoring Group; (iv) if to Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 (telecopier no. (212) 208-0030), Attention: Asset Backed Surveillance Group; or (v) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.
Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, that such amendment will not, as evidenced by an Officer’s Certificate of the Administrative Agent or the Depositor delivered to the Indenture Trustee, materially and adversely affect the interest of any Noteholder, Trust Certificateholder. This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the Outstanding Amount and the holders of Trust Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Securityholders; provided however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2008-A Leases or distributions that are required to be made for the benefit of the Securityholders or (ii) reduce the aforesaid percentage of the holders of Notes and Trust Certificates which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes and Trust Certificates (provided, that if the Depositor and its Affiliates do not hold all of the Trust Certificates, then the Trust Certificates held by the Depositor and its Affiliates shall not be deemed Outstanding for purposes of this provision). Notwithstanding the foregoing, this Agreement may not be amended in any way that would materially and adversely affect the rights of the Swap Counterparty without notice to the Rating Agencies and the consent of the Swap Counterparty; provided that the Swap Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Swap Counterparty’s consent will be deemed to have been given if the Swap Counterparty does not object in writing within 10 days of receipt of a written request for such consent. Notwithstanding the foregoing, the Administrative Agent may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.
          Section 1.12 Successors and Assigns. This Agreement may not be assigned by the Administrative Agent unless such assignment is previously consented to in writing by the Issuing Entity and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by
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the assignee, shall bind the assignee hereunder in the same manner as the Administrative Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrative Agent without the consent of the Issuing Entity or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrative Agent; provided, that such successor organization executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrative Agent is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.
          Section 1.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).
          Section 1.14 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
          Section 1.15 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 1.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 1.17 Limitation of Liability of Owner Trustee and Indenture Trustee.
     (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company in its capacity as Owner Trustee of the Issuing Entity and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.
     (b) LIMITATIONS OF RIGHTS. All of the rights of the Swap Counterparty in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate Swap Agreements in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreements.
     (c) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank as Indenture Trustee and in no event shall U.S. Bank have any
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liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.
          Section 1.18 Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.
          Section 1.19 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Trustee, the Titling Trust, the Issuing Entity , any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.
[Signature Page to Follow]
Trust Adminstration Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2008-A,
as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

NISSAN AUTO LEASING LLC II,
as Depositor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

NISSAN MOTOR ACCEPTANCE CORPORATION,
as Administrative Agent

By:
Name:
Title:

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